Perpetual License vs. Subscription Examples

August 10, 2022

Example Of 1 Perpetual Vs. 1 Subscription Over 6 Years

For illustrative purposes only


$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
Revenue
1
2
3
4
5
6
Years
Note that during the adoption period of a subscription model revenue recognized is less than that of a perpetual model as perpetual licenses are recognized 'up front' while subscription license are recognized over time.
Subscription value is expected to be greater than perpetual value over time due to renewals
Subscription value equivalent to perpetual value (inflection point)
Perpetual
Subscription

One 3 year subscription license sold on Day 1 of each year for $1,000 per month (monthly revenue recognition due to the right to cancel). After year 3, we are assuming a 90% renewal rate.

1 perpetual license with maintenance sold on Day 1 of each year for $30,000.

Assumes perpetual license = $30k, subscription license = $1k/mo or $12k/yr, subscription, subscription renews at 90% beginning in year 4

This information is presented solely for the purpose of demonstrating the model. The presented financial information does not reflect actual amounts or any expectation of future performance.
We have only been offering our products on a subscription basis since January 1, 2022, and cannot predict how many subscriptions will be sold or renewed in the future or how much revenue they will generate.

Example Of Multiple Perpetual Vs. Subscription Over 6 Years

iCAD

For illustrative purposes only

	License Sale Type	Calendar Year 1	2	3	4	5	6
	Perpetual (1 sold/year for 6 years)	$ 30,000	$ 30,000	$ 30,000	$ 30,000	$ 30,000	$ 30,000
A	**Total perpetual revenue each year**	**$ 30,000**	**$ 30,000**	**$ 30,000**	**$ 30,000**	**$ 30,000**	**$ 30,000**
	Subscription year 6						$ 12,000
	Subscription year 5					$ 12,000	$ 12,000
	Subscription year 4				$ 12,000	$ 12,000	$ 12,000
	Subscription year 3			$ 12,000	$ 12,000	$ 12,000	$ 10,800
	Subscription year 2		$ 12,000	$ 12,000	$ 12,000	$ 10,800	$ 10,800
	Subscription year 1	$ 12,000	$ 12,000	$ 12,000	$ 10,800	$ 10,800	$ 10,800
B	**Total subscription revenue each year**	**$ 12,000**	**$ 24,000**	**$ 36,000**	**$ 46,800**	**$ 57,600**	**$ 68,400**
B - A = C	**Variance in revenue by year**	**$ (18,000)**	**$ (6,000)**	**$ 6,000**	**$ 16,800**	**$ 27,600**	**$ 38,400**

1 perpetual license with maintenance sold on Day 1 of each year for $30,000.

One 3 year subscription license sold on Day 1 of each year for $1,000 per month (monthly revenue recognition due to the right to cancel). After year 3, we are assuming a 90% renewal rate.

Cumulative value of subscription sales starts lower than perpetual value but are expected to surpasses the value of perpetual sales mainly due to renewals which begin in year 4.

Assumes perpetual license = $30k, subscription license = $1k/mo or $12k/yr, subscription, subscription renews at 90% beginning in year 4

This information is presented solely for the purpose of demonstrating the model. The presented financial information does not reflect actual amounts or any expectation of future performance.
We have only been offering our products on a subscription basis since January 1, 2022, and cannot predict how many subscriptions will be sold or renewed in the future or how much revenue they will generate.